UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): September 30, 2014

ChinaNet Online Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: +86-10-51600828

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2014, ChinaNet Online Holdings, Inc. (the "Company") received a letter from The NASDAQ Stock Market LLC (the "NASDAQ") notifying the Company that it has regained compliance with the minimum bid price requirement for continued listing set forth in NASDAQ Listing Rule 5450(a)(1), as its common stock had achieved a closing bid price of $1.00 or more for 10 consecutive business days.

On June 11, 2014, NASDAQ Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by NASDAQ Listing Rules. The Staff also notified the Company that it had been granted a grace period of 180 calendar days in which to regain compliance with respect to its bid price. In the letter dated September 30, 2014, the Staff informed the Company that it had determined that the closing bid price of the Company's common stock had been at $1.00 per share or greater for 10 consecutive business days from September 16, 2014 to September 29, 2014. Accordingly, the Company has regained compliance with NASDAQ Listing Rule 5450(a)(1) and this matter was closed.

On October 1, 2014, the Company issued a press release with respect to regaining compliance with the NASDAQ listing requirement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014	ChinaNet Online Holdings, Inc.
	By:	/s/ Handong Cheng Handong Cheng Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 1, 2014